UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2012

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on May 9, 2012, Nexxus Lighting, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that the minimum bid price per share for its common stock fell below $1.00 for a period of 30 consecutive business days and that therefore the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company has until November 5, 2012, to regain compliance with the minimum bid price requirement. In addition, pursuant to Nasdaq Rule 5810(c)(3)(A)(ii), if the Company meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market (except the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure the minimum bid price deficiency, it will be afforded an additional period of 180 days to regain compliance with the minimum bid price requirement.

As of the date of this filing, the Company has met the continued listing requirement for market value of publicly held shares. As of the date of this filing, except for the bid price requirement, the Company has also met all other initial listing standards for The Nasdaq Capital Market, including having stockholders’ equity of at least $5 million. As of the date of the Company’s last Form 10-Q filing on September 24, 2012, the Company did not meet the minimum stockholders’ equity requirement. However, as previously disclosed, on September 25, 2012, the Company and RVL 1 LLC (the “Investor”), an affiliate of Aston Capital, LLC closed the transactions contemplated by that certain Investment Agreement, dated as of September 12, 2012, by and between the Company and the Investor, and the Company issued to the Investor 600,000 shares of newly-created Series B Convertible Preferred Stock, $.001 par value per share in consideration of a cash payment of $6 million (the “Investment”). As a result of the Investment and the exchange of debt that was completed in conjunction with the Investment, as of the date of this filing, the Company’s stockholders’ equity exceeds $5 million. The Company intends to provide to the Listing Qualifications Department of The Nasdaq Stock Market this information and written notice of its intention to cure the deficiency during the second compliance period, including, if necessary, implementing a reverse split of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2012	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
Name: Gary R. Langford Title: Chief Financial Officer